Exhibit 99.1

VIRPAX PHARMACEUTICALS REPORTS 2023 SECOND QUARTER RESULTS AND RECENT DEVELOPMENTS

BERWYN, PA, August 14, 2023 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and viral barrier indications, today announced its financial results for the three months ended June 30, 2023, and other recent developments.

“In the second quarter, we continued to make progress with our Rx product candidates,” commented Anthony P. Mack, Chairman and Chief Executive Officer of Virpax. “As well, we strengthened the organization with the appointment of a new Chief Financial Officer (CFO), who aside from his experience with public biotech companies has a broad financial background encompassing licensing, M&A and fund raising. Additionally, we added a leading expert in liposomal drug delivery and nanotechnology to support the advancement of our leading product candidate, ProbudurTM. I am proud of the high caliber talent that we have attracted to Virpax, joining us as we develop our pipeline of innovative drug candidates.”

“We successfully won another competitive cooperative research and development agreement (CRADA). This one is for our NobrXiolTM product candidate which is being designed to identify novel agents to meet unmet medical needs in epilepsy. We now have CRADA’s for all three of our Rx product candidates, two with the National Institutes of Health (NIH) and one with the Department of Defense (DOD). These successes reinforce our non-dilutive grant funding strategy and demonstrate how Virpax has been able to develop a team to support this effort.

“In May, our grants core team participated in the virtual CB Tech Watch Seminar showcasing our Molecular Envelope Technology (MET) and our over-the-counter (OTC) AnQlarTM product candidate for viral inhibition. Participating in this event were representatives of a number of Federal agencies including Defense Advanced Research Products Agency (DARPA), Defense Threat Reduction Agency (DTRA), and the U.S. Army and Navy among others. This was an excellent opportunity for us to introduce Virpax to these groups, and we expect it to be beneficial as we continue to apply for grant funding from the DOD.

“Finally, as we enter the second half of 2023, we anticipate reporting results from additional pre-IND studies in advance of entering the clinic in 2024, initiating studies for our Probudur and NobrXiol CRADAs by year end, submitting additional grant applications and potentially monetizing our OTC product candidates,” concluded Mr. Mack.

RECENT DEVELOPMENTS

●	On August 10, 2023, Virpax announced that it filed a new provisional patent application with the United States Patent and Trademark Office (USPTO) entitled “NSAID Formulation and Method” related to its EpoladermTM product candidate. Epoladerm is an over-the-counter diclofenac topical spray film that the Company is developing for pain associated with Osteoarthritis.

●	On July 24, 2023, Virpax rang the Nasdaq closing bell.

●	On July 13, 2023, Virpax announced that it had filed a new provisional patent application with the USPTO entitled “Intranasal Delivery” related to its Envelta™ product candidate. Envelta utilizes MET for the delivery of Enkephalin intranasally for severe cancer pain and non-cancer pain. The enkephalin/MET formulation is delivered using a delivery device which propels the formulation into nose such that the enkephalin is delivered to the brain.

●	On June 21, 2023, Virpax announced that it has entered into a CRADA with the National Institute of Neurological Disorders and Stroke (NINDS), part of the U.S. NIH Division of Translational Research which conducts and funds research on brain and nervous system disorders. Virpax will be partnering with the Epilepsy Therapy Screening Program (ETSP) whose mission is to identify novel agents to address unmet medical needs in epilepsy, including the identification of next generation products focused on addressing drug resistant epilepsy, disease prevention and modification. Under the CRADA, NINDS ETSP will evaluate Virpax’s NobrXiol™ product candidate that is being developed for the management of rare pediatric epilepsy.

●	On June 20, 2023, Virpax announced the appointment of Vinay Shah as Chief Financial Officer. Mr. Shah joins Virpax from Aravive, Inc., a clinical stage biotech company, where he served for five years as the CFO. Prior to Aravive, he was with Pacira Pharmaceuticals, Inc. for nine years in financial positions of increasing responsibilities. Mr. Shah has over 30 years of financial experience, successfully establishing financial functions, participating in licensing and M&A transactions, and engaging in fund raising activities.

●	On May 10, 2023, Virpax announced that it had been invited to present its MET, as well as its AnQlarTM product candidate for viral inhibition that utilizes MET, at the June 8, 2023, virtual CB Tech Watch Seminar. CB Tech Watch Seminar is a forum for companies to highlight their science and technology to agencies within the DOD as well as other Federal agencies and military branches.

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●	On April 27, 2023, Virpax announced that it has engaged Dr. Pardeep Gupta, a leading expert in liposomal drug delivery and nanotechnology, to support the development of Probudur, Virpax’s proprietary patented long-acting injectable liposomal bupivacaine for postoperative pain management. Dr. Gupta’s involvement is expected to include advising on chemistry, manufacturing and controls (CMC), technology transfer and buildout required for the commercialization of Probudur.

●	On April 5, 2023, Virpax announced the successful completion of dose ranging studies for rats and dogs in its EnveltaTM development program. Envelta is the Company’s non-opioid pain product candidate for acute and chronic pain that is being funded under an in-kind grant from the National Center for Advancing Translational Sciences (NCATS), part of the NIH.

SECOND QUARTER 2023 FINANCIAL RESULTS

General and administrative expenses were $1.9 million for the three months ended June 30, 2023, compared to $2.6 million for the same period in 2022. The decrease was primarily due to lower legal defense costs related to litigation and was partially offset by an increase in salaries and wages, severance, and fees related to market assessment efforts.

Research and development expenses were $1.3 million for the three months ended June 30, 2023, compared to $3.3 million for the same period in 2022. The decrease was primarily attributable to decreases in preclinical activities for AnQlar, NobrXiol, and Epoladerm. This was slightly offset by an increase in preclinical activity related to Probudur.

The operating loss for the three months ended June 30, 2023 was $3.2 million, compared to an operating loss of $5.9 million for the same period in 2022.

As of June 30, 2023, cash and cash equivalents were $14.8 million, compared to $19.0 million as of December 31, 2022.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management product candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop two other product candidates. PES200 is a product candidate being developed to manage post-traumatic stress disorder (PTSD) and NobrXiol™ is a product candidate being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax recently acquired global rights to NobrXiol. Virpax is also seeking approval of two nonprescription product candidates: AnQlarTM, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

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Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms and include statements such as the Company continuing to make progress with its Rx product candidates, the virtual CB Tech Watch Seminar being beneficial as the Company continues to apply for grant funding from the DOD, reporting results from additional pre-IND studies in advance of entering the clinic in 2024, initiating studies for Probudur and NobrXiol CRADAs, submitting additional grant applications and potentially monetizing the Company’s OTC product candidates and the benefits anticipated from the appointment of Dr. Gupta and Mr. Shah . These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors, including the Company’s ability to successfully complete research and further development, including reporting results from additional pre-IND studies in advance of entering the clinic in 2024, and commercialization of Company drug candidates in current or future indications; the Company’s ability to obtain additional grant funding, the uncertainties inherent in clinical testing; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; t; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the loss of any executive officers or key personnel or consultants and the ability of such executives to make valuable contributions to the Company; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s product candidates; the Company’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that the Company files with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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CONDENSED BALANCE SHEETS

	June 30, 2023	December 31, 2022*
	(Unaudited)
ASSETS
Current assets
Cash	$14,804,000	$18,995,284
Prepaid expenses and other current assets	1,147,368	678,365
Total current assets	15,951,368	19,673,649
Total assets	$15,951,368	$19,673,649

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,646,770	$1,094,590
Estimated litigation liability	2,000,000	2,000,000
Total current liabilities	3,646,770	3,094,590
Total liabilities	3,646,770	3,094,590

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.00001, 10,000,000 shares authorized; no shares issued and outstanding as of both June 30, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value; 100,000,000 shares authorized, 11,714,284 shares issued and outstanding as of June 30, 2023 and December 31, 2022	117	117
Additional paid-in capital	61,292,409	60,933,569
Accumulated deficit	(48,987,928)	(44,354,627)
Total stockholders’ equity	12,304,598	16,579,059
Total liabilities and stockholders’ equity	$15,951,368	$19,673,649

*	Derived from audited financial statements

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CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
OPERATING EXPENSES
General and administrative (net of insurance reimbursement of $0 and $1,250,000 during the three and six months ended June 30, 2023 - See Note 5)	$1,948,700	$2,645,618	$2,364,151	$4,428,031
Research and development	1,290,787	3,258,471	2,526,401	6,599,877
Total operating expenses	3,239,487	5,904,089	4,890,552	11,027,908
Loss from operations	(3,239,487)	(5,904,089)	(4,890,552)	(11,027,908)

OTHER INCOME
Other income	126,720	19,374	257,251	6,191
Loss before tax provision	(3,112,767)	(5,884,715)	(4,633,301)	(11,021,717)
Income taxes	—	—	—	—
Net loss	$(3,112,767)	$(5,884,715)	$(4,633,301)	$(11,021,717)

Basic and diluted net loss per share	$(0.27)	$(0.50)	$(0.40)	$(0.94)
Basic and diluted weighted average common stock outstanding	11,714,284	11,712,753	11,714,284	11,710,733

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CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,633,301)	$(11,021,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	358,840	456,041
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(469,003)	(610,863)
Accounts payable and accrued expenses	552,180	395,682
Net cash used in operating activities	(4,191,284)	(10,780,857)

Net change in cash	(4,191,284)	(10,780,857)
Cash, beginning of year	18,995,284	36,841,992
Cash, end of year	$14,804,000	$26,061,135

Supplemental disclosure of cash and non-cash transactions
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Contact:

Vinay Shah

Chief Financial Officer

vshah@virpaxpharma.com

610-727-4597

Or

Betsy Brod

Affinity Growth Advisors

betsy.brod@affinitygrowth.com

212-661-2231

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